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                                                                    EXHIBIT 10.3

                                LEASE AGREEMENT

    THIS LEASE AGREEMENT made and entered into as of February 24, 1997, by and between IDAHO ASSOCIATES, L.L.C., an Illinois limited liability company (hereinafter referred to as "Lessor"), and SUNRISE HEALTHCARE CORPORATION, a New Mexico Corporation ("Lessee").

                              W I T N E S S E T H:

    WHEREAS, Lessee is currently negotiating a contract (the "Contract") with Care Management, inc., an Idaho corporation ("Seller") to purchase a certain tract of land located in the State of Idaho and more particularly described in EXHIBIT A attached hereto and made a part hereof, which tract of land is improved with a one hundred three (103) bed nursing home facility commonly known as Casa Loma Convalescent Center located at 1019 third Avenue South, Payette, Idaho (which tract and nursing home facility, together with any other improvements now or hereafter located on the tract and all easements, tenements, hereditaments and appurtenances thereto are hereinafter collectively referred to as the "Demised Premises");

    WHEREAS, upon satisfaction of certain conditions precedent, the right to purchase the Demised Premises will be assigned by Lessee to Lessor pursuant to an Assignment of Purchase and Sale Agreement (the "Assignment"); and

    WHEREAS, pursuant to the Contract, Lessee is negotiating to purchase, and will, pursuant to the Assignment, assign to Lessor the rights to purchase the furnishings, furniture, equipment and fixtures to be used in or about the Demised Premises (hereinafter collectively referred to as the "Personal Property"); and

    WHEREAS, contemporaneously with the purchase and sale of the Demised Premises and the Personal Property, Lessor desires to lease the Demised Premises and Personal Property to Lessee and Lessee desires to lease the Demised Premises and Personal Property from Lessor; and

    WHEREAS, on November 30 ,1996, Lessor entered into Leases with Lessee for the sixty-four (64) bed nursing home facility commonly known as Payette Lakes Care Center located at 201 Floyd Street, McCall, Idaho, the one hundred twenty-seven (127) bed nursing home facility commonly known as Valley Rehabilitation and Living Center located at 1014 Burrell Avenue, Lewiston, Idaho, and the forty (40) bed nursing home facility commonly known as Magic Valley Manor located at 210 North Idaho Street, Wendell, Idaho (collectively, hereinafter referred to as the "Other Leases"); and

    WHEREAS, Lessee hereby acknowledges and agrees that Lessor, as consideration and inducement for entering into this Lease, requires that this Lease provide that a default under the Other Leases shall constitute a default under this Lease and that without such a "cross default" provision Lessor would not execute this Lease; and

    WHEREAS, Sun Healthcare Group, Inc., a Delaware corporation (the "Guarantor") will execute and deliver to Lessor that certain Unconditional Guaranty of Lease (the "Lease Guaranty") dated of even date herewith, guarantying the performance of all of the obligations of Lessee under this Lease; and WHEREAS, the parties hereto have agreed to the terms and conditions of this Lease.

    NOW THEREFORE, it is agreed that the use and occupancy of the Demised Premises, and the use of the Personal Property shall be subject to and in accordance with the terms, conditions and provisions of this Lease.

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                             ARTICLE I--DEFINITIONS

    1.1 The terms defined in this Article, for all purposes this Lease and all agreements supplemental hereto, have the meaning herein specified.

        (a) "Demised Premises" shall mean the real estate described in EXHIBIT A and all improvements located thereon.

        (b) "Personal Property" shall mean all furniture, fixtures and equipment located on the Demised Premises (including, without limitation, those items set forth on EXHIBIT B attached hereto and made a part hereof), other than such furniture, fixtures, equipment and supplies that persons other than the Lessor may own or that the Lessee may lease from persons other than the Lessor or that are purchased by Lessee other than as replacements for Personal Property.

        (c) "Leased Property" shall mean the Demised Premises and the Personal Property.

        (d) "Lease Year" for the first Lease Year shall be the period from the Commencement Date hereinafter defined through November 30, 1997 and each subsequent Lease Year shall be the period of twelve (12) months following the last day of the prior Lease Year.

        (e) All other terms shall be as defined in other sections of this Lease.

               ARTICLE II--DEMISED PREMISES AND PERSONAL PROPERTY

    2.1 Lessor, for and in consideration of the rents, covenants and agreements hereinafter reserved, mentioned and contained on the part of the Lessee, its successors and assigns, to be paid, kept and performed, does hereby lease unto Lessee the Demised Premises together with the Personal Property to be used in and upon the Demised Premises for the Term hereinafter specified, for use and operation therein and thereon of a skilled and/or intermediate care nursing home, in full compliance with all the rules and regulations and minimum standards applicable thereto, as prescribed by the State of Idaho and such other governmental authorities having jurisdiction thereof and having no less than one hundred three (103) beds and for any other purpose authorized by Lessor in writing and for no other purpose.

                           ARTICLE III--TERM OF LEASE

    3.1 Except as expressly provided below, the term of this Lease shall commence on the Commencement Date (hereinafter defined) and expire on November 30, 2006, unless sooner terminated or extended as hereinafter provided (the "Initial Term"). The "COMMENCEMENT DATE" shall mean the date the last of the following has occurred:

        (i) Lessee has received a commitment from Commonwealth Land Title Insurance Company for issuance of a leasehold owner's title policy in the amount of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) free of all liens and encumbrances other than (a) standard exceptions, (b) non-delinquent taxes and assessments, (c) easements, restriction and rights of way that will not adversely affect Lessee's operation of the Demised Premises as a nursing home in accordance with
    Article II, above;

        (ii) Lessee obtains all appropriate state or other governmental licenses and certifications required to operate the Demised Premises, including, without limitation, as a Medicare and Medicaid certified skilled nursing home; and

       (iii) Lessee shall have been given possession of the Demised Premises.

    Once the Commencement Date has been established, the parties shall sign a Commencement Date memorandum setting forth that date.

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    3.2  Lessee shall have and is hereby granted the right and option to extend the Initial Term of this Lease for an extended term (the "First Extended Term") of five (5) Lease Years upon and subject to all the terms, provisions and conditions hereof, except that Rent, as hereinafter defined, payable with respect to each Lease Year of the First Extended Term shall be the amount set forth in Section 4.1. The first Lease Year of the First Extended Term shall commence upon the day next following the expiration of the Initial Term.

    The option granted pursuant to this Section 3.2 may be exercised only if Lessee is not in default under this Lease at the time of exercise and at the time of expiration of the Initial Term, and, further, only if there is not at either time an event or occurrence which with the passage of time or giving of notice, or both, would constitute a default hereunder, and said option shall be exercised by Lessee giving to Lessor written notice of Lessee's election so to do not less than twelve (12) full calendar months prior to the date of expiration of the Initial Term. Furthermore, Lessee's option granted pursuant to this Section 3.2 may be exercised only if Lessee also contemporaneously exercises its options to extend pursuant to Section 3.2 of each of the Other Leases.

    3.3  Provided Lessee shall have exercised the option contained in Section
3.2 above, Lessee shall and Lessee is hereby granted the right and option to extend this Lease for an additional Extended Term (the "Second Extended Term") of five (5) Lease Years upon and subject to all the terms, provisions and conditions hereof, except that Rent, as hereinafter defined, payable with respect to each Lease Year of the Second Extended Term shall be the amount set forth in Section 4.1 hereof. The first Lease Year of the Second Extended Term shall commence on the day next following the expiration of the First Extended Term.

    The option granted pursuant to this Section 3.3 may be exercised only if Lessee is not in default under the Lease at the time of exercise and at the time of the expiration of the First Extended Term, and, further, only if there is not then an event or occurrence which with the passage of time or giving of notice, or both, would constitute a default hereunder, and said option shall be exercised by Lessee giving to Lessor written notice of Lessee's election so to do not less than twelve (12) full calendar months prior to the expiration of the First Extended Term. Furthermore, Lessee's option granted pursuant to this
Section 3.3 may be exercised only if Lessee also contemporaneously exercises its options to extend pursuant to Section 3.3 of each of the Other Leases.

    Notwithstanding the foregoing, Lessor acknowledges and agrees that the Rent for the First Extended Term and the Second Extended Term may not be known by Lessor at the time that Lessee is required to exercise its respective renewal options. Accordingly, in the event Lessor has not advised Lessee of the First Extended Term Rent at least thirteen (13) months prior to the date of the expiration of the Initial Term or the Second Extended Term Rent at least thirteen (13) months prior to the expiration of the First Extended Term, Lessee shall have the right to exercise the renewal right provided for herein subject to the right to rescind the same on written notice to Lessor delivered within thirty (30) days after Lessor advises Lessee in writing as to the First Extended Term Rent or the Second Extended Term Rent, as the case may be (the "Rent Notice"), which Rent Notice shall be delivered by Lessor to Lessee as soon as practicable after the debt service for the First Extended Term or the Second Extended Term, as the case may be, has been determined but in no event less than one hundred and eighty (180) days prior to the commencement of the First Extended Term or the Second Extended Term, as the case may be.

    The Initial Term, as it may be extended by the First Extended Term and the Second Extended Term, is hereinafter collectively known as the "Term".

    As used in this Article 3, the term default shall mean an "Event of Default" as defined in Article 19 of this Lease.

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                                ARTICLE IV--RENT

    4.1 Throughout the Term of this Lease, Lessee shall pay to Lessor, or as Lessor shall direct, as fixed annual rental ("Rent") for the Demised Premises and the Personal Property over and above all other and additional payments to be made by Lessee as provided in this Lease the following amounts:

        (i) For the first Lease Year, monthly Rent of $21,875.00;

        (ii) For the second Lease Year and each subsequent Lease Year (of the Initial Term or any Extended Lease Term) an amount equal to the prior Lease Year's annualized monthly Rent of $262,500 multiplied by 1.5 times the increase, if any, in the Cost of Living Index (as hereinafter defined) in effect on September 1st of the current Lease Year over the Cost of Living Index in effect on September 1st of the preceding Lease Year; provided, however, that in no event will the increase in Rent from one Lease Year to the next be greater than two and one-half percent (2.5%) of the sum of the prior Lease Year's Rent nor shall such Rent decrease from the prior Lease Year; and

       (iii) The Cost of Living Index is defined as the Consumer Price Index for All Urban Consumers, U.S. City Average (1982-1984 = 100), published by the BLS, or such other renamed index. If the BLS changes the publication frequency of the Cost of Living Index so that a Cost of Living Index is not available to make a cost-of-living adjustment as specified herein, the cost-of-living adjustment shall be based on the percentage difference between the Cost of Living Index for the closest preceding month for which a Cost of Living Index is available and Cost of Living Index for the comparison month is required by this Lease. If the BLS changes the base reference period for the Cost of Living Index from 1982-84 = 100, the cost-of-living adjustment shall be determined with the use of such conversion formula or table as may be published by the BLS. If the BLS otherwise substantially revises, or ceases publication of the Cost of Living Index, then a substitute index for determining cost-of-living adjustments, issued by the BLS or by a reliable governmental or other nonpartisan publication, shall be reasonably selected by Lessor and Lessee.

    In the event the Commencement Date shall be other than the first day of the month, Lessee shall pay to Lessor a pro rata portion of the Rent for the month and a pro rata portion of all tax, insurance and other deposits provided for in this Lease. All fixed annual rental payments shall be made in equal monthly installments and shall be paid in advance on the first (1st) day of each month (together with all tax and insurance deposits required in this Lease). Unless otherwise notified in writing, all checks shall be made payable to Lessor and shall be sent c/o Idaho Associates, L.L.C., Two North LaSalle Street, Suite 1901, Chicago, Illinois 60602.

    The Rent set forth in this Article 4 is based, in part, upon the debt service of the permanent first mortgage financing on the Demised Premises ("Initial Financing"). In the event that the debt service payable on Lessor's mortgage financing in effect on the date that the First Extended Term commences is more or less that the debt service on the Initial Financing, the Rent due during the First Extended Term shall be adjusted according to the following formula: The annual Rent due during the first year of the First Extended Term shall be increased or decreased in an amount equal to the difference between (i) the annual debt service on the indebtedness secured by the first mortgage encumbering the Demised Premises in effect on the first day of the First Extended Term, and (ii) the annual debt service on the indebtedness secured by the first mortgage encumbering the Demised Premises in effect on the day of the Initial Financing; provided, however, that the amount of principal to be used in making the calculations shall not exceed the original principal amount of the loan encumbering the Demised Premises concurrent with Lessor's acquisition of the Demised Premises. The subsequent annual increases as provided in Article 4.1 above for the remainder of the First Extended Term shall be calculated on the Annual Rent payable during the first year of the First Extended Term as so adjusted.

    In the event that the debt service payable on Lessor's mortgage financing in effect on the date that the Second Extended Term commences is more or less than the debt service on Lessor's mortgage financing in

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effect on the date the First Extended Term commences, the Rent due during the
Second Extended Term shall be adjusted according to the following formula: the annual Rent due during the first year of the Second Extended Term shall be increased or decreased in an amount equal to the difference between (i) the annual debt service on the indebtedness secured by the first mortgage encumbering the Demised Premises in effect on the first day of the Second Extended Term, and (ii) the annual debt service on the indebtedness secured by the first mortgage encumbering the Demised Premises on the date that the First Extended Term commences; provided, however, that the amount of principal to be used in making the calculation shall not exceed the original principal amount of the loan encumbering the Demised Premises concurrent with Lessor's acquisition of the Demised Premises. The subsequent annual increases as provided in Article
4.1 above for the remainder of the Second Extended Term shall be calculated on the annual rent payable during the first year of the Second Extended Term as so adjusted.

    4.2 This Lease is and shall be deemed and construed to be a "pure net" or "triple-net" lease and the Rent specified herein shall be net to the Lessor in each year during the Term of this Lease. The Lessee shall pay all costs, expenses and obligations of every kind whatsoever relating to the Demised Premises which may arise or become due during the Term of this Lease, except for any principal and interest payments and other costs owed by Lessor relating to any Mortgage (defined below) and Landlord's general overhead and administrative expenses (collectively, "Additional Rent"). Lessee does hereby indemnify the Lessor against any and all such costs, expenses and obligations.

                            ARTICLE V--LATE CHARGES

    5.1 If payment of any sums required to be paid or deposited by Lessee to Lessor under this Lease, and payments made by Lessor under any provision hereof for which Lessor is entitled to reimbursement by Lessee, shall become overdue for a period of ten (10) days beyond the date on which they are due and payable as in this Lease provided, a late charge of 3% per month on the sums so overdue shall become immediately due and payable to Lessor as liquidated damages for Lessee's failure to make prompt payment and said late charges shall be payable on the first day of the month next succeeding the month during which such late charges become payable. If non-payment of any late charges shall occur, Lessor shall have, in addition to all other rights and remedies, all the rights and remedies provided for herein and by law in the case of non-payment of Rent. No failure by Lessor to insist upon the strict performance by Lessee of Lessee's obligations to pay late charges shall constitute a waiver by Lessor of its rights to enforce the provisions of this Article in any instance thereafter occurring.

                  ARTICLE VI--PAYMENT OF TAXES AND ASSESSMENTS

    6.1 Lessee will pay or cause to be paid, as provided herein, as additional Rent, before any fine, penalty, interest or cost may be added thereto for the non-payment thereof, all taxes, assessments, licenses and permit fees, charges for public utilities, and all governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which during the Term of this Lease may have been, or may be assessed, levied, confirmed, imposed upon or become due and payable out of or in respect of, or become a lien on the Demised Premises and/or Personal Property or any part thereof (hereinafter collectively referred to as "Taxes and Assessments").

    6.2 Any Taxes and Assessments relating to a fiscal period of any authority, a part of which is included within the Term of this Lease and a part of which is included in a period of time before or after the Term of this Lease, shall be adjusted pro rata between Lessor and Lessee and each party shall be responsible for its pro rata share of any such Taxes and Assessments.

    6.3 Nothing herein contained shall require Lessee to pay income taxes assessed against Lessor, or capital levy, franchise, business license, estate, succession or inheritance taxes of Lessor.

    6.4 Lessee shall have the right to contest the amount or validity, in whole or in part, of any Taxes and Assessments by appropriate proceedings diligently conducted in good faith, but only after payment of

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such Taxes and Assessments, unless such payment would operate as a bar to such contest or interfere materially with the prosecution thereof, in which event, Lessee may postpone or defer such payment only if:

        (1) Neither the Demised Premises nor any part thereof would by reason of such postponement or deferment be in danger of being forfeited or lost; and

        (2) Lessee shall have deposited with Lessor, to be held in trust, cash or other security satisfactory to Lessor in an amount equal to not less than the amount of such Taxes and Assessments which at such time shall be actually due and payable, and such additional amounts reasonably required by Lessor and any Mortgagee (as hereinbelow defined) of Lessor from time to time, together with all interest and penalties in connection therewith and all charges that may or might be assessed against or become a charge on the Demised Premises or any part thereof in such proceedings, or, if required by the taxing authority, an amount deposited in trust with the taxing authority during the pendency of any contest in lieu of any additional charge against the Demised Premises until resolution of the contest.

    Unless Lessor agrees otherwise, the cash so deposited with Lessor shall not bear interest and the cash or securities so deposited shall be held by Lessor until the Demised Premises or any part thereof shall have been released and discharged and shall thereupon be returned to the Lessee, less the amount of any loss, cost, damage and reasonable expense that Lessor or any Mortgagee has sustained in connection with the Taxes and Assessments so contested.

    6.5 Upon the termination of any such proceedings, Lessee shall pay the amount of such Taxes and Assessments or part thereof as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, interest, penalties or other liabilities in connection therewith, and such payment, at Lessee's request, shall be made by Lessor out of the amount deposited with respect to such Taxes and Assessments as aforesaid. In the event such amount is insufficient, then the balance due shall be paid by Lessee.

    6.6 Lessor shall not be required to join in any proceedings referred to in this Article, unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by and/or in the name of Lessor, in which event Lessor shall join in such proceedings or permit the same to be brought in its name. Lessor shall not ultimately be subjected to any liability for the payment of any costs or expenses in connection with any such proceedings, and Lessee will indemnify and save harmless Lessor from any such costs and expenses. Lessee shall be entitled to any refund of any Taxes and Assessments and penalties or interest thereon received by Lessor but previously reimbursed in full by Lessee.

    6.7 If any income, profits or revenue tax shall be levied, assessed or imposed upon the income, profits or revenue arising from rents payable hereunder, whether partially or totally in lieu of or as a substitute for real estate or personal property taxes imposed upon the Demised Premises or Personal Property or otherwise, then Lessee shall be responsible for the payment of such tax.

                           ARTICLE VII--TAX DEPOSITS

    7.1 Lessee shall be required to make deposits for annual Taxes and Assessments and, will make monthly deposits with Lessor, of an amount equal to one twelfth (1/12) of the annual Taxes and Assessments or such greater amount as may be required by any Mortgagee. Said deposits shall be due and payable on the first day of each month as additional Rent, shall not bear interest and shall be held by Lessor and/or a mortgagee of the Lessor to pay the real estate taxes as they become due and payable. If the total of the monthly payments as made under this Article shall be insufficient to pay the Taxes and Assessments when due, then Lessee shall on demand pay Lessor the amount necessary to make up the deficiency, and if appropriate, Lessee shall receive a credit against the next monthly tax escrow payment coming due in an amount equal to said deficiency payment.

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                            ARTICLE VIII--OCCUPANCY

    8.1 During the Term of this Lease, the Demised Premises shall be used and occupied by Lessee for and as a Medicare and Medicaid certified skilled care and/or intermediate care nursing home and for no other purpose. Lessee shall at all times maintain in good standing and full force all the licenses, certifications and provider agreements issued by the State of Idaho and any other applicable state or federal governmental agencies, permitting the operation on the Demised Premises of a Medicare and Medicaid certified skilled and/or intermediate care nursing home facility with no less than one hundred three (103) licensed, and Medicaid certified beds.

    8.2 Lessee will not suffer any act to be done or any condition to exist on the Demised Premises which may be dangerous or which may, in law, constitute a public or private nuisance or which may void or make voidable any insurance then in force on the Demised Premises.

    8.3 Except as otherwise specifically provided in this Lease, upon termination of this Lease for any reason, Lessee will return to Lessor the Demised Premises qualified and sufficient for licensing and certification by all governmental agencies having jurisdiction over the Demised Premises as a Medicare and Medicaid certified skilled and/or intermediate care nursing home having no less than one hundred three (103) licensed, and Medicaid certified beds with licenses, certifications, and provider agreements in full force and good standing. All the Demised Premises, with the improvements located thereon, and all the Personal Property shall be surrendered in good order, condition and repair, ordinary wear and tear excepted.

                             ARTICLE IX--INSURANCE

    9.1 Lessee shall, at its sole cost and expense, during the Term of this Lease, maintain property insurance provided by a Causes of Loss-Special Form or similar form. Such insurance shall include an endorsement for increased cost of construction. Such insurance shall be obtained from a responsible company or companies approved by Lessor, not to be unreasonably withheld. Such insurance shall, at all times, be maintained in an amount equal to the full replacement cost of the Demised Premises and the Personal Property or in such lesser amount as may be required by Lessor and any Mortgagee of the Demised Premises but at all times, in an amount sufficient to prevent Lessor and Lessee from becoming co-insurers under applicable provisions of the insurance policies. As used herein, the term "full replacement cost" shall mean coverage for the actual replacement cost of the Demised Premises and the Personal Property requiring replacement from time to time which, if not agreed upon by Lessor and Lessee, shall be determined by an appraiser, engineer, architect or contractor reasonably selected by Lessor. Upon request by Lessee, Lessor will provide Lessee with information in its possession which is reasonably necessary to establish the value of the Demised Premises. Such insurance shall at all times be payable to Lessor and Lessee as their interests may appear, and shall contain a loss-payable clause to the holder of any Mortgage to which this Lease shall be subject and subordinate (in accordance with Article 26 herein), as said Mortgagee's interest may appear. All such policies of insurance shall provide that:

        (a) They are carried in favor of the Lessor, Lessee and any Mortgagee, as their respective interests may appear, and any loss shall be payable as therein provided, notwithstanding any act or negligence of Lessor or Lessee, which might otherwise result in forfeiture of insurance; and

        (b) A standard Mortgagee clause in favor of any Mortgagee, and shall contain, if obtainable, a waiver of the insurer's right of subrogation against funds paid under the standard Mortgagee endorsement which are to be used to pay the cost of any repairing, rebuilding, restoring or replacing.

    9.2 Lessee shall also, at Lessee's sole cost and expense, cause to be issued and shall maintain during the Term of this Lease:

        (a) Commercial general liability insurance, including the Lessor as an additional insured, insuring against claims for bodily injury or property damage occurring upon, in or about the Demised

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    Premises. Such insurance to have limits of not less than $1,000,000 each occurrence and $3,000,000 general aggregate and an excess or umbrella liability policy of not less than $5,000,000 each occurrence and $5,000,000 aggregate; and

        (b) Hospital Professional Liability insurance in the amount of $1,000,000 each occurrence and $3,000,000 aggregate.

Lessor may, from time to time, or any Mortgagee may reasonably require Lessee to change the amount or type of insurance, or to add or substitute additional coverages, required to be maintained by Lessee hereunder. Notwithstanding the foregoing, Lessee shall not be required to add coverage for damage to the Demised Premises resulting from earthquake or flood as covered losses unless the Demised Premises is classified as an earthquake or flood prone area by an authority having jurisdiction over the Demised Premises and such authority recommends such insurance.

    9.3 All policies of insurance shall provide that they shall not be canceled, terminated, reduced or materially modified without at least twenty
(20) days prior written notice to Lessor and any Mortgagee.

    9.4 An original certificate of insurance for all insurance policies required by this Article shall be delivered to Lessor at least five (5) days prior to the Commencement Date at any time and from time to time within ten (10) days after Lessor's request therefore, Lessee shall deliver to Lessor copies of all insurance policies then being carried by Lessee pursuant to this Article 9.

    9.5 Lessee shall at all times keep in effect business interruption insurance with a loss of rents endorsement naming Lessor as an insured in an amount at least sufficient to cover:

        (a) The aggregate of the cost of all Taxes and Assessments due during the period of the business interruption at the Facility (the "Business Interruption Period");

        (b) The cost of all insurance premiums for insurance required to be carried by Lessee, with respect to the Demised Premises, for the Business Interruption Period; and

        (c) The aggregate of the amount of the fixed monthly rental for the Business Interruption Period.

    All proceeds of any business interruption insurance shall be applied, first, to the payment of any and all fixed rental payments for the Business Interruption Period; second, to the payment of any Taxes and Assessments and insurance deposits required to be deposited for the Business Interruption Period; and, thereafter, after all necessary repairing, rebuilding, restoring or replacing has been completed as required by the pertinent Articles of this Lease and the pertinent sections of any mortgage, any remaining balance of such proceeds shall be paid over to the Lessee.

    In lieu of the foregoing but subject to the terms and conditions of this
Article 9, Lessee may, at its option, obtain and maintain a blanket insurance policy in an amount sufficient to provide all or part of the coverage described in this Article 9.

                      ARTICLE X--LESSOR'S RIGHT TO PERFORM

    10.1 Should Lessee fail to perform any of its covenants herein agreed to be performed, subject to applicable cure periods, if any, set forth in Section 19.1 herein with respect to any such failure to perform, Lessor may elect, but shall not be required, to make such payment or perform such covenants, and all sums so expended by Lessor thereon shall immediately be payable by Lessee to Lessor, with interest thereon at a rate which is the lesser of fifteen percent (15%) per annum or the maximum rate permitted by law from date thereof until paid, and in addition, Lessee shall reimburse Lessor for Lessor's reasonable expenses in enforcing or performing such covenants, including reasonable attorney's fees. Any such costs or expenses incurred or payments made by the Lessor shall be deemed to be Additional Rent payable by Lessee and collectible as such by Lessor.

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    10.2 Performance of and/or payment to discharge said Lessee's obligations shall be optional with Lessor and such performance and payment shall in no way constitute a waiver of, or a limitation upon, Lessor's other rights hereunder.

    10.3 Lessee hereby acknowledges and agrees that any Mortgagee shall have the right but not the obligation to perform any covenants and pay any amounts which Lessee has failed to so perform or pay as required under the terms of this Lease but only to the extent such Mortgagee is entitled under the terms of its Mortgage and the provisions of any subordination, nondisturbance and attornment agreement which may be in effect for such Mortgage.

                      ARTICLE XI--REPAIRS AND MAINTENANCE

    11.1 Throughout the Term of this Lease, Lessee, at its sole cost and expense, will keep and maintain, or cause to be kept and maintained, the Demised Premises (including the grounds, sidewalks and curbs abutting the same) and the Personal Property in good order and condition without waste and in suitable state of repair at least comparable to that which existed immediately prior to the Commencement Date (ordinary wear and tear excepted, subject to Lessee's obligation to repair and replace the same in accordance with the terms of this Lease), and will make or cause to be made, as and when the same shall become necessary, all structural and nonstructural, exterior and interior, replacing, repairing and restoring necessary to that end. All replacing, repairing and restoring required of Lessee shall be (in the reasonable opinion of Lessor) of quality at least equal to the original work and shall be in compliance with all standards and requirements of law, licenses and municipal ordinances necessary to operate the Demised Premises as a Medicare and Medicaid certified skilled and/or intermediate care nursing home having no less than one hundred three
(103) licensed, and Medicaid certified beds.

    11.2 Any items of Personal Property that are uneconomical to repair shall be replaced by new items of like kind and all replacement items shall become part of the Personal Property. No items of Personal Property shall be removed from the Demised Premises except in connection with repair or replacement of such items. Lessee may place additional property on the Demised Premises (not required for the replacement of the Personal Property) and such additional property shall be and remain the property of Lessee. Lessee shall remove such additional property upon termination or expiration of this Lease provided that Lessee shall make such necessary repairs or replacements as may be required in order to return the Demised Premises to the condition which existed prior to the removal of the additional property.

    11.3 Provided there is not an Event of Default by Lessee under this Lease, Lessee shall have the right, at any time and from time to time, to remove and dispose of any Personal Property which may have become obsolete or unfit for use, or which is no longer useful in the operation of the Demised Premises, provided Lessee promptly replaces any such Personal Property so removed or disposed of with other personal property free of any security interest, lien or encumbrance. Said personal property shall be of the same character and shall be at least equal in usefulness and quality as any such Personal Property so removed or disposed of, and such replacement property shall automatically become the property of and shall belong to the Lessor, and Lessee shall execute such bills of sale or other documents reasonably requested by Lessor to vest the ownership of such personal property in Lessor. Notwithstanding the foregoing, Lessee shall have the right to place leased Personal Property on the Demised Premises provided that the payments due under such leases do not exceed $4,000 per year. In the event Lessee desires to place leased personal property on the Demised Premises having annual payments in excess of the amount provided for herein, Lessee shall advise Lessor in writing and Lessor shall use its reasonable best efforts to seek the approval of the Mortgagee or an amendment of the Mortgage with respect thereto.

                      ARTICLE XIA--DAMAGE AND DESTRUCTION

    11A.1 In the event that any part of the improvements located on the Demised Premises or the Personal Property shall be damaged or destroyed by fire or other casualty (any such event being called a "Casualty"), Lessee shall promptly replace, repair and restore the same as nearly as possible to its condition immediately prior to such Casualty, in accordance with all of the terms, covenants and conditions and other requirements of this Lease and any applicable Mortgage and in accordance with any subordination, nondisturbance and attornment agreement which may be in effect for such Mortgage; provided, however, that in the event of a Casualty occurring during the last six (6) months of the Term or a Casualty resulting from an earthquake, flood, nuclear accident or war which is not covered by insurance maintained by Lessee and which renders the Demised Premises unsuitable for use as a nursing home, in the reasonable opinion of Lessor and Lessee, then Lessee shall have the right to terminate this Lease upon forty-five (45) days written notice to Lessor. If applicable, the Demised Premises and the Personal Property shall be so replaced, repaired and restored as to be of at least equal value and substantially the same character as prior to such Casualty. If the estimated cost of any such restoring, replacing or repairing is Fifty Thousand Dollars and no/100 ($50,000.00) or more, the plans and specifications for same shall be first submitted to and approved in writing by Lessor, which approval shall not be unreasonably withheld, and, if reasonably required by Lessor, Lessee shall immediately select an independent architect, approved by Lessor who shall be in charge of such repairing, restoring or replacing. Lessee covenants that it will give to Lessor prompt written notice of any Casualty affecting the Demised Premises or the personal property or any portion thereof.

    11A.2 Within thirty (30) days after a casualty or within thirty (30) days after approval of the final plans and specifications (including by Mortgagee and any governmental or quasi-governmental agency or entity exercising jurisdiction), issuance of a building permit and any other necessary permits and licenses for commencement of construction, whichever is later, Lessee shall commence to restore the Demised Premises and Lessee shall complete the same within 180 days thereafter, provided, however, that in the case of damage or destruction which cannot with due diligence be repaired within said 180 day period, Lessee shall have an additional period of time, not to exceed 180 additional days, to complete the reconstruction, provided Lessee is proceeding promptly and with due diligence to complete the restoration. Lessee may utilize all insurance proceeds available for any such repair or restoration, subject to the terms of Section 11A.3 hereof and any required approval of any Mortgagee. Lessee's obligation to make Rent payments and to pay all other charges required by this Lease shall not be abated during the period of the repair or restoration.

    11A.3 No sums shall be disbursed by Lessor toward such repairing, rebuilding, restoring or replacing unless it shall be first made to appear to the reasonable satisfaction of Lessor that either (i) the amount received from such insurance proceeds is sufficient to complete such work or (ii) if there is an amount required in excess of the amount received from such insurance proceeds, either said excess amount has been expended by Lessee or that Lessee has deposited such excess funds with Lessor or has satisfied Lessor that it has such funds available to it so that, in either case, the total amount available will be sufficient to complete such repairing, rebuilding, restoring or replacing in accordance with the provisions of any Mortgage and any plans and specifications submitted in connection therewith, free from any liens or encumbrances of any kind whatsoever and the funds held by Lessor shall be disbursed periodically during construction, but not more than once every thirty
(30) days after the presentment of architect's or general contractor's certificates, waivers of lien, contractor's sworn statements, and other evidence of cost and payments as may be reasonably required by Lessor or any Mortgagee.

                    ARTICLE XII--ALTERATIONS AND DEMOLITION

    12.1 Lessee will not remove or demolish any improvement or building which is part of the Demised Premises or any portion thereof or allow it to be removed or demolished, without the prior written consent of the Lessor, which consent shall not be unreasonably withheld. Except as required by law, Lessee further agrees that it will not make, authorize or permit to be made any changes or alterations in or to the Demised Premises without first obtaining Lessor's written consent thereto, which consent shall not be unreasonably withheld. All alterations, improvements and additions to the Demised Premises shall be in quality and class at least equal to the original work and shall become the property of the Lessor and shall meet all building and fire codes, and all other applicable codes, rules, regulations, laws and ordinances. Nothing herein shall be deemed or construed to require Lessee to obtain Lessor's consent to non-structural changes or alterations such as painting, the replacement of wallcoverings or the replacement of floor coverings.

                       ARTICLE XIII--COMPLIANCE WITH LAWS
                    AND ORDINANCES/ENVIRONMENTAL COMPLIANCE

    13.1 Throughout the Term of this Lease, Lessee, at its sole cost and expense, will obey, observe and promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of any federal, state and municipal governmental agency or authority having jurisdiction over the Demised Premises and the operation thereof as a Medicare and Medicaid certified skilled and/or intermediate care nursing home having no less than one hundred three (103) licensed, and Medicaid certified beds, which may be applicable to the Personal Property and the Demised Premises and including, but not limited to, the sidewalks, alleyways, passageways, vacant land, parking spaces, curb cuts, curbs adjoining the Demised Premises, which are under Lessee's control, whether or not such law, ordinance, order, rules, regulation or requirement shall necessitate structural changes or improvements.

    13.2 Lessee shall likewise observe and comply with the requirements of all policies of public liability and fire insurance and all other policies of insurance at any time in force with respect to the Demised Premises.

    13.3 Lessee shall promptly apply for and procure and keep in good standing and in full force and effect all necessary licenses, permits and certifications required by any governmental authority for the purpose of maintaining and operating on the Demised Premises a Medicare and Medicaid certified skilled and/or intermediate care nursing home having no less than one hundred three
(103) licensed, and Medicaid certified beds, and the Demised Premises shall be qualified to participate in the Medicare and Medicaid reimbursement programs.

    13.4 Upon request, Lessee will deliver or mail to Lessor wherever Rent is then paid, in form required for notices, copies of all exit interviews, inspection reports and surveys, administrative proceedings and/or court actions from all state, federal and local governmental bodies regarding the Demised Premises or the nursing home operated thereon. Lessee shall notify Lessor within twenty-four (24) hours after receipt thereof of any notice from any governmental agency terminating or suspending or threatening termination or suspension of any license, permit, provider agreement or certification relating to the Demised Premises or the nursing home operated thereon.

    13.5 Lessee shall have the right upon written notice thereof to the Lessor, to contest by appropriate legal proceedings, diligently conducted in good faith, the validity or application of any law, regulation or rule mentioned herein, and to delay compliance therewith pending the prosecution of such proceedings; provided, however, that no civil or criminal liability would thereby be incurred by Lessor and no lien or charge would thereby be imposed upon or satisfied out of the Demised Premises and further provided that the effectiveness and good standing of any license, certificate or permit affecting the Demised Premises or the nursing home operated thereon would continue in full force and effect during the period of such contest.

    13.6 Lessee shall not generate, dispose of, release, use, handle, possess or store any hazardous substances upon the Demised Premises except in accordance with applicable laws, rules and regulations. Lessee shall at its sole cost and expense promptly remove or clean up any hazardous substances introduced onto the Demised Premises by Lessee or with its permission or at its sufferance. Such removal or cleanup shall be in compliance with all applicable laws and regulations. Lessee hereby agrees to indemnify and hold Lessor harmless and agrees to defend Lessor from all losses, damages, claims, liabilities and fines, including costs and reasonable attorneys' fees, of any nature whatsoever in connection with the actual or alleged presence upon the Demised Premises of any hazardous substances introduced by Lessee or with its permission or at its sufferance.

                        ARTICLE XIV--DISCHARGE OF LIENS

    14.1 Lessee will not create or permit to be created or to remain, and Lessee will discharge, any lien, encumbrance or charge levied on account of any mechanic's, laborer's or materialman's lien or, except as provided for in
Section 11.3 any conditional sale, security agreement or chattel mortgage, or otherwise, which might be or become a lien, encumbrance or charge upon the Demised Premises or any part thereof or the income therefrom or the Personal Property, for work or materials or personal property furnished or supplied to, or claimed to have been supplied to or at the request of Lessee.

    14.2 If any mechanic's, laborer's or materialman's lien caused or charged to Lessee shall at any time be filed against the Demised Premises or Personal Property, Lessee shall have the right to contest such lien or charge, provided, Lessee within thirty (30) days after notice of the filing thereof, will cause the same to be discharged of record or in lieu thereof to secure Lessor against said lien by either (i) deposit with Lessor of such security as may be reasonably demanded by Lessor to protect against such lien, or (ii) post a release bond in form and amount as required by applicable law and as otherwise satisfactory to Lessor. If Lessee shall fail to cause such lien to be discharged within the period aforesaid, or to otherwise secure Lessor as aforesaid, then in addition to any other right or remedy, Lessor may, upon ten (10) days notice, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by processing the discharge of such lien by deposit or by bonding proceedings. Any amount so paid by Lessor and all costs and expenses incurred by Lessor in connection therewith, together with interest thereon at a rate which is the lesser of fifteen percent (15%) per annum or the maximum rate permitted by law, shall constitute Additional Rent payable by Lessee under this Lease and shall be paid by Lessee to Lessor on demand. Except as herein provided, nothing contained herein shall in any way empower Lessee to do or suffer any act which can, may or shall cloud or encumber Lessor's or any Mortgagee's interest in the Demised Premises.

                  ARTICLE XV--INSPECTION OF PREMISES BY LESSOR

    15.1 At any time, during reasonable business hours and upon reasonable notice, Lessor and/or its authorized representatives shall have the right to enter and inspect the Demised Premises and Personal Property.

    15.2 Lessor agrees that the person or persons entering and inspecting the Demised Premises and Personal Property will cause as little inconvenience to the Lessee and to the residents of the Facility as may reasonably be possible under the circumstances.

    15.3 Lessee hereby acknowledges and agrees that any Mortgagee shall have the right but not the obligation to enter and inspect the Demised Premises to the extent such Mortgagee is entitled to do so under the terms of its Mortgage and to the extent consistent with any subordination, nondisturbance and attornment agreement then in effect for such Mortgage.

                           ARTICLE XVI--CONDEMNATION

    16.1 In case all or substantially all of the Demised Premises leased hereunder shall be taken or sold under the threat of such taking for any public use by act of any public authorities, then this Lease shall terminate as of the date possession is taken by the condemnor. If all or substantially all of the Demised Premises shall be taken, the net proceeds of any condemnation award, settlement or compromise for the Demised Premises taken shall belong to Lessor; provided, however, Lessee shall have the right to pursue a

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
separate award for the value of Lessee's interest in the Demised Premises as long as such separate award does not diminish the award, settlement or compromise paid to Lessor; and provided, further, that Lessee shall be solely entitled to any amount awarded for the value of Lessee's property located on the Demised Premises in accordance with Section 11.1 and any amount for relocation and loss of business as long as such separate award does not diminish the award. For the purposes of this paragraph "substantially all of the Demised Premises leased hereunder" shall be deemed to have been taken if upon the taking of less than the whole of the Demised Premises that portion of the Demised Premises not so taken shall not by itself be adequate for the conduct therein of Lessee's business, in the reasonable judgment of Lessor and Lessee, subject further to the rights of Lessor's Mortgagee.

    In the event of a partial condemnation the result of which shall be a reduction in the number of licensed beds on the Demised Premises to fifty-one
(51) or less, Lessee shall have the right to terminate this Lease by written notice to Lessor within thirty (30) days following the issuance of the condemnation order or conveyance of the property, whichever is earlier. If Lessee does not elect to terminate this Lease, Lessor shall hold in trust that portion, if any, of such award, settlement or compromise which shall be allocable to consequential damage to buildings and improvements not taken, and Lessor shall pay out such portion to Lessee to reimburse Lessee for the cost of restoring the Demised Premises as a complete structural unit, as such restoration work progresses in accordance with the procedure for making insurance proceeds available for restoration, repair or rebuilding as set forth in Article 11A hereof. In the event of a partial condemnation which does not result in a termination of this Lease, the annual Rent rate payable under paragraph 4.1 hereof shall be reduced to such amount as Lessor and Lessee agree is fair and equitable taking into consideration the number of operational beds remaining after such taking as compared to the number of operational beds on the Commencement Date.

                          ARTICLE XVII--RENT ABSOLUTE

    17.1 The Personal Property and the Demised Premises are let and leased subject to the rights, if any of patients currently residing in the Demised Premises and the state of the title thereof as of the date the Lessor acquires title from its seller, to any state of facts which an accurate survey or physical inspection thereof might show, and to all zoning regulations, restrictions, rules and ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction thereover. Lessee has examined the Personal Property and the Demised Premises and has found the same satisfactory. Lessee acknowledges that the Personal Property and the Demised Premises are the property of Lessor and that Lessee has the leasehold rights as set forth in the terms and conditions of this Lease.

    As a material inducement to Lessor in the making of and entry into this Lease, Lessee hereby expressly agrees as follows:

        (a) It is the responsibility of the Lessee to be fully acquainted with the nature, in all respects, of the Demised Premises, including (but not by way of limitation); the soil and geology thereof, the waters thereof and thereunder; the drainage thereof; the manner of construction and the condition and state of repair and lack of repair of all improvements of every nature; the nature, provisions and effect of all health, fire, zoning, building, subdivision and all other use and occupancy laws, ordinances, and regulations applicable thereto; and the nature and extent of the rights of others with respect thereto, whether by way of reversion, easement, right of way, prescription, adverse possession, profit, servitude, lease, tenancy, lien, encumbrance, license, contract, reservation, condition, right of re-entry, possibility of reverter, sufferance or otherwise. Lessor makes no representation as to, and has no duty to be informed with respect to, any of the matters set forth in the preceding sentence. Lessee hereby accepts the Demised Premises as suitable and adequate in all respects for the conduct of the business and the uses of the Demised Premises contemplated under the provisions of the Lease. Notwithstanding the foregoing, Lessor represents that it has no actual knowledge of anything related to the foregoing which would cause the Demised Premises to be materially inadequate for its permitted use hereunder.

        (b) Lessee expressly covenants and agrees that it hereby takes this Lease and the leasehold estate hereby established upon and subject to Lessor's title as it was acquired from its seller, including all rights, rights of way, easements, profits, servitudes, reservations, restrictions, conditions, exceptions, reversions, possibilities of reverter, liens, encumbrances, occupancies, tenancies, licenses, clouds, claims and defects, known and unknown and whether of record or not. In the event of any defect in Lessor's title to the Demised Premises by which a third party's paramount fee ownership of the Demised Premises requires that Lessee vacate the Demised Premises, then in such event this Lease shall be terminated.

        (c) Lessee hereby expressly waives any and all rights which it might otherwise have against Lessor by reason of any of the foregoing, including (but not limited to) the requirements of any inspection or examination by Lessee of the Demised Premises.

    Except as otherwise expressly provided in this Lease, this Lease shall continue in full force and effect, and the obligations of Lessee hereunder shall not be released, discharged or otherwise affected, by reason of: (i) any damage to or destruction of the Demised Premises or any part thereof or the taking of the Demised Premises or any part thereof by condemnation, requisition or otherwise for any reason; (ii) any restriction or prevention of or interference with any use of the Demised Premises or any part thereof including any restriction or interference with or circumstance which prevents the use of the Demised Premises as contemplated by Paragraph 8.1; (iii) any frustration of Lessee's purposes hereunder, for any claim which Lessee has or might have against Lessor; or (iv) any other occurrence whatsoever, whether similar or dissimilar to the foregoing. However, nothing shall preclude Lessee from bringing a separate action and Lessee is not waiving other rights and remedies not waived herein.

                    ARTICLE XVIII--ASSIGNMENT AND SUBLETTING

    18.1 During the Term of the Lease, Lessee shall not assign this Lease or in any manner whatsoever sublet, assign or transfer all or any part of the Demised Premises or in any manner whatsoever transfer or assign an interest in the Demised Premises or any interest in the Lessee or sell or assign a controlling number of the outstanding shares in Lessee (other than to Andrew L. Turner or an entity controlled by Andrew L. Turner or a wholly owned subsidiary of Lessee or of Lessee's parent corporation Sun Healthcare Group, Inc.) without the prior written consent of the Lessor, which consent shall not be unreasonably withheld. Any violation or breach or attempted violation or breach of the provisions of this Article by Lessee, or any acts inconsistent herewith shall vest no right, title or interest herein or hereunder or in the Demised Premises, in any such transferee or assignee; and Lessor may, at its exclusive option, terminate this Lease and invoke the provisions of this Lease relating to default. Lessor acknowledges and agrees that the sale of equity or debt securities in Lessee or Lessee's parent corporation shall in no event constitute an assignment or transfer of this Lease or of an interest hereunder provided Lessee remains a wholly owed subsidiary of Sun Healthcare Group, Inc.

                          ARTICLE XIX--ACTS OF DEFAULT

    19.1 The following acts or events shall be deemed to be an Event of Default (herein an "Event of Default") on the part of the Lessee:

        (1) The failure of Lessee to pay when due any Rent, or any part thereof, or any other sum or sums of money due or payable to the Lessor under the provisions of this Lease, when such failure shall continue for a period of ten (10) days following written notice to Lessee;

        (2) The failure of Lessee to perform, or the violation by Lessee of, any of the other covenants, terms, conditions or provisions of this Lease (other than as set forth in Sections 19.1(3) and 19.1(4), if such failure or violation shall not be cured within thirty (30) days after notice thereof by Lessor to Lessee;

        (3) The removal by any local, state or federal agency having jurisdiction over the operation of the nursing home located on the Demised Premises of fifty percent (50%) or more of the patients located in the nursing home;

        (4) The failure of Lessee to comply, or the violation by Lessee of, any of the terms, conditions or provisions of any Mortgage relating to the Demised Premises of which Lessee has been made aware and with which Lessee has agreed to comply if such failure or violation shall not be cured within twenty (20) days (or such lesser period as may be provided in the Mortgage) after notice thereof by Lessor to Lessee;

        (5) The voluntary transfer by Lessee of ten percent (10%) or more of the patients located in the Demised Premises if such transfer is not for reasons relating to the health and well being of the patients that were transferred or such other reasons as may be permitted by state or federal law, such as nonpayment of stay or the welfare of other residents of the Facility;

        (6) The failure of Lessee to replace, within thirty (30) days after notice by Lessor to Lessee, a substantial portion of the Personal Property previously removed by Lessee;

        (7) The making by Lessee of an assignment for the benefit of creditors;

        (8) The levying of a writ of execution or attachment on or against the property of Lessee which is not discharged or stayed by action of Lessee contesting same, within ninety (90) days after such levy or attachment (provided if the stay is vacated or ended, this paragraph shall again apply);

        (9) If proceedings are instituted in a court of competent jurisdiction for the reorganization, liquidation or involuntary dissolution of the Lessee or for its adjudication as a bankrupt or insolvent, or for the appointment of a receiver of the property of Lessee, and said proceedings are not dismissed and any receiver, trustee or liquidator appointed therein is not discharged within ninety (90) days after the institution of said proceedings;

        (10) The sale of the interest of Lessee in the Demised Premises or any portion thereof under execution or other legal process;

        (11) The failure of Lessee to give notice to Lessor not less than ten
    (10) days after receipt by Lessee of any notice, claim or demand from any governmental authority, or any officer acting on behalf thereof, of any violation of any law, order, ordinance, rule or regulation with respect to the operation of the nursing home located on the Demised Premises;

        (12) The failure on the part of Lessee during the Term of this Lease to cure or abate any violation claimed by any governmental authority, or any officer acting on behalf thereof, of any law, order, ordinance, rule or regulation pertaining to the operation of the nursing home located on Demised Premises, and within ten (10) days prior to the expiration of any time permitted by such authority for such cure or abatement;

        (13) institution of any proceedings against Lessee by any governmental authority either (i) to revoke any license granted to Lessee for the operation of a skilled and/or intermediate care nursing home within the Demised Premises, having no less than one hundred three (103) licensed beds, or (ii) decertify the nursing home operated in the Demised Premises from participation in the Medicare or Medicaid reimbursement program, which is not either appealed by Lessee and stayed while Lessee's appeal thereof is pending, or revoked or rescinded by the applicable governmental authority;

        (14) The abandonment of the Demised Premises by Lessee, other than as a result of the damage or destruction or taking thereof;

        (15) The failure of the Guarantor to perform, or the violation by the Guarantor of, any of the covenants set forth in the Lease Guaranty; or

        (16) An "Event of Default" occurs under either of the Other Leases.

    19.2 Except for default by Lessee in the payment of Rent or any additional payment required hereunder, in any case where Lessor shall have given to Lessee a written notice specifying a situation which, as hereinbefore provided, must be remedied by Lessee within a certain time period, and, if for causes beyond Lessee's control, it would not reasonably be possible for Lessee to remedy such situation within such period, then, provided Lessee immediately upon receipt of such notice shall advise Lessor in writing of Lessee's intention to institute, and shall, as soon as reasonably possible thereafter, duly institute, and thereafter diligently prosecute to completion, all steps necessary to remedy such situation and shall remedy the same, and provided that any license or certification necessary for the operation of the Demised Premises, as a nursing facility is not affected thereby, this Lease and the Term and estate hereby granted shall not expire and terminate at the expiration of such time period as otherwise hereinbefore provided, except that in no event shall Lessee have more than ninety (90) additional days to remedy any such situation in the manner set forth herein, or such longer period of time granted by any governmental agency having jurisdiction over the Facility.

                      ARTICLE XX--(INTENTIONALLY OMITTED)

                  ARTICLE XXI--LESSOR'S REMEDIES UPON DEFAULT

    21.1 In the event of any Event of Default on the part of Lessee, Lessor may, if it so elects, upon written notice to Lessee of such election, forthwith terminate this Lease and Lessee's right to possession of the Demised Premises, or, at the option of the Lessor, terminate Lessee's right to possession of the Demised Premises without terminating this Lease. Upon any such termination of this Lease, or upon any such termination of Lessee's right to possession without termination of this Lease, Lessee shall vacate the Demised Premises immediately, and shall quietly and peaceably deliver possession thereof to the Lessor, and Lessee hereby grants to the Lessor full and free license to enter into and upon the Demised Premises in such event with or without process of law and to repossess the Demised Premises and Personal Property as the Lessor's former estate. In the event of any such termination of this Lease, the Lessor shall again have possession and enjoyment of the Demised Premises and Personal Property to the extent as if this Lease had not been made, and thereupon this Lease and everything herein contained on the part of Lessee to be done and performed shall cease and terminate, all, however, without prejudice to and without relinquishing the rights of the Lessor to Rent (which, upon such termination of this Lease and entry of Lessor upon the Demised Premises, shall, in any event, be the right to receive Rent due up to the time of such entry) or any other right given to the Lessor hereunder or by operation of law.

    21.2 In the event of any Event of Default and Lessor's election either to terminate this Lease or to terminate Lessee's right to possession of the Demised Premises, then all licenses, certifications, permits and authorizations issued by any governmental agency, body or authority in connection with or relating to the Demised Premises and the nursing home operated thereon shall be deemed to be assigned to Lessor, to the extent permitted by law. Lessor shall also have the right to continue to utilize the telephone number and name (other than the name "Sunrise Healthcare" or similar name) used by Lessee in connection with the operation of the nursing home located on the Demised Premises. This Lease shall be deemed and construed as an assignment for purposes of vesting in Lessor, all right, title and interest in and to: (i) all licenses, certifications, permits and authorizations obtained in connection with the operation of the nursing home located on the Demised Premises; and (ii) the name and telephone number used in connection with the operation of the nursing home located on the Demised Premises (other than the name "Sunrise Healthcare" or similar name). Lessee hereby agrees to take such other action and execute such other documents as may be necessary in order to vest in Lessor all right, title and interest to the items specified herein, to the extent permitted by law.

    21.3 If Lessee abandons the Demised Premises or otherwise entitles Lessor so to elect, and the Lessor elects to terminate Lessee's right to possession only, without terminating this Lease, Lessor may, at its option, enter into the Demised Premises, remove Lessee's signs and other evidences of tenancy and take and hold possession thereof as in the foregoing paragraph 21.2 of this Article provided, without such entry and possession terminating this Lease or releasing Lessee, in whole or in part, from Lessee's obligation to pay the Rent hereunder for the full remaining Term of this Lease, and in any such case, Lessee shall pay to Lessor a sum equal to the entire amount of the Rent reserved hereunder and required to be paid by Lessee up to the time of such termination of the right of possession plus any other sums then due hereunder. Upon and after entry into possession without termination of this Lease, Lessor may attempt to relet the Demised Premises or any part thereof for the account of Lessee for such Rent, or shall operate the nursing home located on the Demised Premises for such time and upon such terms as Lessor in its sole discretion shall determine. In any such case, Lessor may make repairs, alterations and additions in or to the Demised Premises, and redecorate the same to the extent deemed desirable by Lessor, and Lessee shall, upon demand, pay the reasonable cost thereof, together with Lessor's reasonable expenses of reletting. If the consideration collected by Lessor upon any such reletting is not sufficient to pay monthly the full amount of Rent reserved in this Lease, together with the reasonable costs of repairs, alterations, additions, redecorating and Lessor's expenses, Lessee shall pay to the Lessor the amount of each monthly deficiency upon demand.

    21.4 Lessee's liability to Lessor for damages for default in payment of Rent or otherwise hereunder shall in all events survive the termination by Lessor of the Lease or the termination by Lessor of Lessee's right to possession only, as hereinabove provided. Upon such termination of the Lease or at any time after such termination of Lessee's right to possession, Lessor may recover from Lessee and Lessee shall pay to Lessor as damages, whether or not Lessor shall have collected any current monthly deficiencies under the foregoing paragraph, and in lieu of such current deficiencies after the date of demand for such damages, the amount thereof found to be due by a court of competent jurisdiction, which amount thus found may be equal to:

        (a) the remainder, if any, of Rent and charges due from Lessee for the period up to and including the date of the termination of the Lease or Lessee's right to possession;

        (b) the amount of any current monthly deficiencies accruing and unpaid by Lessee up to and including the date of Lessor's demand for final damages hereunder; and

        (c) the excess, if any, of:

            (i) the present value, discounted at the rate of 10% per annum, of the Rent reserved for what would have been the remainder of the Term of this Lease together with charges to be paid by Lessee under the Lease; over

            (ii) the present value, discounted at the rate of 10% per annum of the then fair rental value of the Demised Premises and the Personal Property.

    If any statute or rule governing a proceeding in which such damages are to be proved shall validly limit the amount thereof to an amount less than the amount above agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law.

                       ARTICLE XXII--LIABILITY OF LESSOR

    22.1 It is expressly agreed by the parties that in no case shall Lessor, any shareholders, officers, directors, managers, members, agents or employees of Lessor be liable under any express or implied covenant, agreement or provisions of this Lease, for any damages whatsoever to Lessee beyond Lessor's interest in the Demised Premises.

                  ARTICLE XXIII--CUMULATIVE REMEDIES OF LESSOR

    23.1 The specific remedies to which Lessor may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Lessor may be lawfully entitled in case of any breach or threatened breach by Lessee of any provision or provisions of this Lease. The failure of Lessor to insist, in any one or more cases, upon the strict performance of any of the terms, covenants, conditions, provisions or agreements of this Lease, or to exercise any option herein contained, shall not be construed as a waiver or relinquishment for the future of any such term, covenant, condition, provisions, agreement or option.

                        ARTICLE XXIV--SECURITY FOR RENT

    24.1 Lessor shall have a first lien paramount to all others on every right and interest of Lessee in and to this Lease, and on any furnishings, equipment, fixtures or other tangible property of any kind belonging to Lessee and located in or about the Demised Premises. Such lien is granted for the purpose of securing the payments of rents, charges, penalties, and damages herein covenanted to be paid by Lessee, and for the purpose of securing the performance of all of Lessee's obligations under this Lease. Such lien shall be in addition to all rights to Lessor given and provided by law but shall only be exercised by Lessor after the occurrence of an Event of Default which is not cured within any applicable cure period. This Lease shall constitute a security agreement under the Uniform Commercial Code granting Lessor a security interest in any furnishings, equipment, fixtures or other tangible personal property (subject to the terms of Article 11 herein) of any kind belonging to Lessee and located in or about the Demised Premises. If required by Lessor, Lessee shall execute financing statements for filing under the Uniform Commercial Code reflecting the security interest granted under this section.

    Notwithstanding anything to the contrary contained in this Section 24.1, in the event all or substantially all of the Demised Premises is sublet, assigned or transferred or a controlling number of the outstanding shares in Lessee is sold, assigned or otherwise transferred (other than to Andrew L. Turner or a wholly owned subsidiary of Lessee or of Lessee's parent corporation Sun Healthcare Group, Inc.) with the prior written consent of Lessor in accordance with Section 18.1 of this Lease, this Lease shall at such time constitute a security agreement under the Uniform Commercial Code granting Lessor a security interest in any accounts receivable of Lessee's successor related to the Demised Premises, and at such time, Lessee's successor shall execute a security agreement and financing statements for filing under the Uniform Commercial Code reflecting a security interest in said accounts receivable.

                          ARTICLE XXV--INDEMNIFICATION

    25.1 To the extent insurance proceeds do not cover same, Lessee. agrees to protect, indemnify, defend and save harmless the Lessor from and against any and all claims, demands and causes of action of any nature whatsoever for injury to or death of persons or loss of or damage to property, occurring during the Term on the Demised Premises or, to the extent the same are under Lessee's control, any adjoining sidewalks, streets or ways, or in any manner growing out of or connected with the use and occupation of the Demised Premises by Lessee, its officers, agents, employees or invitees, or Lessee's maintenance of the condition thereof, or the use of any existing or future sewer system, or the use of any adjoining sidewalks, streets or ways which are under Lessee's control during the Term of this Lease, and Lessee further agrees to pay any reasonable attorneys' fees and expenses incident to the defense by Lessor of any such claims, demands or causes of action.

                     ARTICLE XXVI--SUBORDINATION PROVISIONS

    26.1 This Lease (and Lessee's interest in the Demised Premises and Personal Property) shall be subject and subordinate to any and all mortgages or deeds of trust now or hereafter in force and affecting the Demised Premises (or any portion thereof) and/or the Personal Property, and to all renewals, modifications, consolidations, replacements and extensions thereof (any such Mortgage or deed of trust, as it may be renewed, modified, consolidated, replaced or extended is hereinafter referred to as a "Mortgage", and the holder or beneficiary of a Mortgage is hereinafter referred to as a "Mortgagee"), provided that, for other than Existing Mortgages (as defined below), Lessee receives a subordination, nondisturbance and attornment agreement in a commercially reasonable form satisfactory to such Mortgagee. Lessee agrees to execute, acknowledge and deliver upon demand such further instruments subordinating this Lease to any such Mortgage, or other liens or encumbrances as shall be desired by Lessor; provided, that Lessee receives a subordination, nondisturbance and attornment agreement, in a commercially reasonable form satisfactory to such Mortgagee. Furthermore, in connection with any mortgage loan pertaining to the Demised Premises existing as of the date of this Lease (an "Existing Mortgage"), Lessor agrees to use all commercially reasonable efforts to deliver to Lessee a nondisturbance agreement from the current Mortgagee in a form reasonably satisfactory to such Mortgagee on the Commencement Date or as soon as possible thereafter. Lessee further agrees that promptly after receipt of a request from any Mortgagee made at any time prior to foreclosure of its Mortgage, Lessee shall execute, acknowledge and deliver to such Mortgagee any instrument as such Mortgagee may reasonably request whereby Lessee agrees to subordinate and attorn to such Mortgagee, at such Mortgagee's election, after the foreclosure of its Mortgage or its acceptance of a deed in lieu of foreclosure, provided that Lessee concurrently receives a nondisturbance agreement in commercially reasonable form satisfactory to such Mortgagee. Lessee agrees further that any Mortgagee shall have the right to subordinate its Mortgage and its rights thereunder to this Lease, except that such Mortgagee shall be entitled to expressly exclude from such subordination the Mortgagee's rights, if any, to insurance proceeds and eminent domain awards in the event of a loss or casualty or eminent domain taking of the Demised Premises or any portion thereof. If such Mortgagee executes and records an instrument which purports to effect a partial or complete subordination of its Mortgage to this Lease, any rights of such Mortgagee to insurance proceeds or eminent domain awards which are expressly excluded from such subordination shall remain superior to the rights of Lessee.

           ARTICLE XXVII--LESSEE'S FAITHFUL COMPLIANCE WITH MORTGAGES

    27.1 Subject to the terms of any subordination, nondisturbance and attornment agreement which may be in effect, and anything in this Lease contained to the contrary notwithstanding, Lessee shall at all times and in all respects fully, timely and faithfully comply with and observe each and all of the conditions, covenants, and provisions required on the part of the Lessor and of which Lessee has received notice under any Mortgage (and to any renewals, modifications, extensions, replacements and/or consolidations thereof) to which this Lease is subordinate or to which it later may become subordinate, including, without limitation, such conditions, covenants and provisions thereof as relate to the care, maintenance, repair, insurance, restoration, preservation and condemnation of the Demised Premises, notwithstanding that such conditions, covenants and provisions may require compliance and observance to a standard or degree in excess of that required by the provisions of this Lease, or may require performance not required by the provisions of this Lease, and shall not do or permit to be done anything which would constitute a breach of or default under any obligation of the Lessor under any such mortgage, it being the intention hereof that Lessee shall so comply with and observe each and all of such covenants, conditions and provisions of any such Mortgage affecting the Demised Premises so that it will at all times be in good standing and there will not be any default on the part of the Lessor thereunder. However, nothing in this Article contained shall be construed to obligate Lessee to pay any part of the principal or interest secured by any Mortgage or to perform any obligation imposed on Lessor thereunder which is not delegable by Lessor by the terms thereof. Lessee further covenants and agrees that Lessee shall give any Mortgagee notice of any Lessor default under this Lease, and if Lessor fails to cure such default, such Mortgagee shall have an additional reasonable time to cure any such default on Lessor's behalf.

                       ARTICLE XXVIII--MORTGAGE RESERVES

    28.1 Any tax, insurance or other reserve required by the holder of any Mortgage against the Demised Premises during the Term of this Lease (except for any payments resulting from Lessor's failure to comply with the terms of the Mortgage), and not otherwise paid by Lessee to Lessor pursuant to Section 7.1, shall be paid by the Lessee or as directed by Lessor.

                       ARTICLE XXIX--LESSEE'S ATTORNMENT

    29.1 Lessee covenants and agrees that, if by reason of a default upon the part of the Lessor herein in the performance of any of the terms and conditions of any Mortgage which results in the estate of the Lessor thereunder being terminated by summary dispossession proceedings or otherwise, Lessee will attorn to the then holder of such Mortgage or the purchaser in such foreclosure proceedings, as the case may be, and will recognize such holder of the Mortgage or such purchaser as the Lessor under this Lease. Lessee covenants and agrees to execute and deliver, at any time and from time to time, upon the request of Lessor or of the holder of such Mortgage or the purchaser in foreclosure proceedings, any instrument which may be necessary or appropriate to evidence such attornment. Lessee further waives the provisions of any statute or rule of law now or hereafter in effect which may terminate this Lease or give or purport to give Lessee any right of election to terminate this Lease or to surrender possession of the Demised Premises in the event any such proceedings are brought against the Lessor under such Mortgage or the holder of any such Mortgage, and agrees that this Lease shall not be affected in any way whatsoever by any such proceedings.

    29.2 If Lessor shall default in the performance of any of the terms, provisions, covenants or conditions under any Mortgage, or fails to pay the amounts due thereunder when due, then immediately upon notice of such default or failure on the part of Lessor, Lessee shall have the right to cure such defaults, and to make such payments as are due from Lessor, directly to the holder of the Mortgage, as the case may be, and to the extent such payments are accepted by the holder of the Mortgage, to deduct the amounts expended by Lessee to cure such defaults, together with interest thereon from the date of payment by Lessee at a rate which is the lesser of fifteen percent (15%) per annum or the maximum rate permitted by law, from the next succeeding rental payment or payments due under this Lease, and such deductions shall not constitute a default under this Lease.

                  ARTICLE XXX--REPRESENTATIONS AND WARRANTIES

    30.1 Lessee represents, warrants and covenants to Lessor as follows:

        (a) Lessee is a corporation organized and validly existing under the laws of the State of New Mexico, and is authorized to transact business in the State of Idaho; and

        (b) Lessee has full corporate right and power to enter into, or perform its obligations under this Lease and has taken all requisite corporate action to authorize the execution, delivery and performance of this Lease.

    30.2 Lessor represents, warrants and covenants to Lessee as follows:

        (a) Lessor is a limited liability company duly organized and validly existing under the laws of the State of Illinois; and

        (b) Lessor has full power and authority to enter into this Lease and to carry out the transactions contemplated herein.

                         ARTICLE XXXI--SECURITY DEPOSIT

    31.1 As additional security for the faithful and prompt performance of its obligations hereunder, Lessee shall concurrently with the execution of this Lease pay to Lessor, as a security deposit the sum of One Hundred Nine Thousand Three Hundred Seventy-Five and No/100 Dollars ($109,375.00), payable on the first day of the Term. Said security deposit may be applied by Lessor for the purpose of curing any default or defaults of Lessee hereunder, in which event Lessee shall replenish said deposit in full by promptly paying to Lessor the amount so applied. Lessor shall not pay any interest on said deposit, except as required by law. If Lessee has not defaulted hereunder and Lessor has not applied said deposit to cure a default, then said deposit, or such applicable portion thereof, shall be paid to Lessee within thirty (30) days after the termination of this Lease. Said deposit shall not be deemed an advance payment of Rent or a measure of Lessor's damages for any default hereunder by Lessee.

                      ARTICLE XXXII--FINANCIAL STATEMENTS

    32.1 Within 120 days after the end of each of its fiscal years, Lessee shall furnish to Lessor full and complete financial statements of the operations of the Demised Premises and nursing home operated thereon for such annual fiscal period which shall be prepared by or on behalf of Lessee, and which shall contain a balance sheet and detailed income and expense statement (collectively called "Financial Statements"), and copies of all Medicaid and Medicare cost reports as filed with the governmental authority, as of the end of the fiscal year. In addition, Lessee shall furnish Lessor, within 10 days following filing, a copy of its or its parent corporation's federal income tax return if it does not file separate returns for the preceding year. Each such statement shall be certified as being true and correct by an officer of Lessee.

    32.2 Within thirty (30) days after each calendar quarter, Lessee shall furnish to Lessor copies of all Financial Statements for the Demised Premises prepared by Lessee for the preceding calendar quarter.

    32.3 At all times, Lessee shall keep and maintain full and correct records and books of account of the operations of Lessee in the Demised Premises and records and books of account of the entire business operations of Lessee in accordance with sound accounting practices. Upon request by Lessor, Lessee shall make available for inspection by Lessor or its designee, during reasonable business hours, the said records and books of account covering the entire business operations of Lessee on the Demised Premises.

        ARTICLE XXXIII--TRANSFER OF OPERATIONS UPON TERMINATION OF LEASE

    33.1 The date on which this Lease either terminates pursuant to its Terms or is terminated by either party whether pursuant to a right granted to it hereunder or otherwise shall be referred to as the "Closing Date" in this Article. On the Closing Date, this Lease shall be deemed and construed as an absolute assignment for purposes of vesting in Lessor or Lessor's designee all of Lessee's right, title and interest in and to the following intangible property which is now or hereafter used in connection with the operation of the Demised Premises (the "Intangibles") and an assumption by Lessor of Lessee's obligations under the Intangibles other Intangibles from and after the Closing Date; provided that from and after the Closing Date, Lessee shall indemnify, defend and hold harmless Lessor against any claims, losses, costs or damages, including reasonable attorneys' fees incurred or arising by reason of Lessee's obligations under the Intangibles prior to the Closing Date:

        (a) service contracts for the benefit of the Demised Premises to which Lessee is a party, and which can be terminated without penalty within sixty
    (60) or fewer days' notice or which Lessor requests be assigned to Lessor or its designee pursuant to this Article 33;

        (b) any provider agreements with Medicare, Medicaid or any other third-party payor programs (excluding the right to any reimbursement for periods on or prior to the Closing Date) entered in connection with the Demised Premises to the extent assignable by Lessee;

        (c) all licenses, permits, accreditations, and certificates of occupancy issued by any federal, state, municipal or quasi-governmental authority for the use, maintenance or operation of the Demised Premises, running to or in favor of Lessee, to the extent assignable by Lessee;

        (d) all documents, charts, personnel records, property manuals, resident/patient records and lists maintained with respect to the Demised Premises (subject to the resident's rights to access to his/her medical records as provided by law and confidentiality requirements), books, records, files and other business records attributable to the business or operations of the Demised Premises to the extent assignable by Lessee;

        (e) all existing agreements with residents and any guarantors thereof of the Demised Premises, to the extent assignable by Lessee (excluding the right to any payments for periods prior to the Closing Date) any and all patient trust fund accounts;

        (f) all assignable guaranties and warranties in favor of Lessee with respect to the Demised Premises and/or the Personal Property;

        (g) all other assignable intangible property not enumerated herein which is now or hereafter used in connection with the operation of the Demised Premises as a long-term care facility; and

        (h) At Lessors option, the business of the Lessee as conducted at the Demised Premises as a going concern, including but not limited to the name of the business conducted thereon and all telephone numbers presently in use therein but specifically excluding the name "Sunrise Healthcare" or similar name, or any Sunrise policy or procedure manuals, forms or systems, or other confidential or proprietary information.

    33.2 Lessee shall be responsible for, and pay all accrued expenses with respect to the Demised Premises and Personal Property accruing before 12:00 a.m. on the Closing Date and shall be entitled to all revenues from the Demised Premises for the period through 12:00 a.m. on the Closing Date. Lessor shall be responsible for and pay all accrued expenses with respect to the Demised Premises accruing on or after 12:01 a.m. on the day after the Closing Date and shall be entitled to receive and retain all revenues from the Demised Premises accruing on or after the Closing Date. Within fifteen (15) business days after the Closing Date, the following adjustments and prorations shall be determined as of the Closing Date and the party to whom payment is owed shall receive said payment within said fifteen (15) day period:

        (a) Real estate taxes, ad valorem taxes, school taxes, assessments and personal property, intangible and use taxes, if any. If the actual ad valorem taxes are not available on the Closing Date for the tax year in which the Closing Date occurs, the proration of such taxes shall be estimated at the Closing Date based upon reasonable information available to the parties, including information disclosed by the local tax office or other public information, and an adjustment shall be made when actual figures are published or otherwise become available.

        (b) Lessee will terminate the employment of all employees on the Closing Date. The obligation for wages and the obligation, if any, to pay to employees of the Demised Premises accrued vacation and sick leave pay or employee severance pay or other accrued benefits which may be payable as the result of any termination of any employee on or prior to the Closing Date for the period prior to the Closing Date shall remain the Lessee's obligation after the Closing Date.

        (c) Lessor shall receive a credit equal to any advance payments received by Lessee from patients of the Demised Premises to the extent attributable to periods following the Closing Date.

        (d) The present insurance coverage on the Demised Premises shall be terminated as of the Closing Date and there shall be no proration of insurance premiums.

        (e) All other income from, and expenses of, the Demised Premises (other than Mortgage interest and principal), including but not limited to public utility charges and deposits, maintenance charges and service charges shall be prorated between Lessee and Lessor as of the Closing Date. Lessee shall, if possible, obtain final utility meter readings as of the Closing Date. To the extent that information for any such proration is not available on the Closing Date, Lessee and Lessor shall effect such proration within ninety (90) days after the Closing Date or as soon thereafter as such information becomes available.

        (f) Lessee shall receive a credit equal to (i) any sums held in escrow by Lessor or the holder of any Mortgage for taxes or insurance premiums; and
    (ii) any other sums being held by Lessor for the benefit of Lessee provided that any such sums are not needed to pay costs and expenses which relate to the period prior to the Closing Date, in accordance with the applicable provisions of this Lease.

        (g) Subject to the terms of Article 31 hereof, Lessee shall receive a credit for any security deposit made pursuant to this Lease.

        (h) Lessor shall receive a credit for any amounts due from Lessee pursuant to the terms of this Lease, including payments due to third party vendors, which are paid by Lessor on behalf of Lessee.

        (i) Lessee shall be and will remain responsible for any employee's severance pay and accrued benefits which may be payable as a result of any termination of an employee's employment on or prior to the Closing Date.

    33.3 All necessary arrangements shall be made to provide possession of the Demised Premises to Lessor on the Closing Date, at which time of possession Lessee shall, to the extent permitted by law, deliver to Lessor all medical records, patient records and other personal information concerning all patients residing at the Demised Premises as of the Closing Date and other relevant records used or developed in connection with the business conducted at the Demised Premises other than Lessee's corporate business records, manuals, forms and systems documentation or other confidential or proprietary information. Such transfer and delivery shall be in accordance with all applicable laws, rules and regulations concerning the transfer of medical records and other types of patient records.

    33.4 Within fifteen (15) days following the Closing Date, Lessee shall provide Lessor with an accounting of all funds belonging to patients at the Demised Premises which are held by Lessee in a custodial capacity. Such accounting shall set forth the names of the patients for whom such funds are held, the amounts held on behalf of each such patient and the Lessee's warranty that, to the actual current knowledge of Lessee, the accounting is true, correct and complete. Additionally, Lessee, in accordance with all applicable rules and regulations, shall make all necessary arrangements to transfer such funds to a bank account designated by Lessor, and Lessor shall in writing acknowledge receipt of and expressly assume all the Lessee's financial and custodial obligations with respect thereto. Notwithstanding the foregoing, Lessee will indemnify and hold Lessor harmless from all liabilities, claims and demands, including reasonable attorney's fees, in the event the amount of funds, if any, transferred to Lessor's bank account as provided above, did not represent the full amount of the funds then or thereafter shown to have been delivered to Lessee as custodian that remain undisbursed for the benefit of the patient for whom such funds were deposited, or with respect to any matters relating to patient funds which accrue during the Term of this Lease.

    33.5 For the period commencing upon an Event of Default hereunder and Lessor's election to terminate this Lease as provided in Article 21 and ending on the date Lessor or its designee obtains all appropriate state or other governmental licenses and certifications required to operate the Demised Premises as a Medicare and Medicaid certified nursing home, Lessee shall enter into a management agreement with Lessor or Lessor's designee whereby Lessor or its designee shall have the right to operate the Demised Premises, on a triple net basis, and shall be entitled to all revenues of the Demised Premises during such period, and to use any and all licenses, certifications and provider agreements issued to Lessee by any federal, state or other governmental authority for such operation of the Demised Premises, if permitted by such governmental authorities.

    33.6 All cash, checks and cash equivalents at the Demised Premises and deposits in bank accounts (other than patient trust accounts) relating to the Demised Premises on the Closing Date shall remain Lessee's property after the Closing Date. All accounts receivable, loans receivable and other receivables of Lessee, whether derived from operation of the Demised Premises or otherwise, shall remain the property of Lessee after the Closing Date. Lessee shall retain full responsibility for the collection thereof. Lessor shall assume responsibility for the billing and collection of payment on account of services rendered by it on and after the Closing Date. In order to facilitate Lessee's collection efforts, Lessee agrees to deliver to Lessor, within a reasonable time after the Closing Date, a schedule identifying all of those private pay balances owing for the month prior to the Closing Date and Lessor agrees to apply any payments received which are specifically designated as being applicable to services rendered prior to the Closing Date to reduce the pre-Closing balances of said patients by promptly remitting said payments to Lessee. In the event payments specifically indicate that they relate to services rendered post-Closing, such payments shall be retained by Lessor. In the event no designation is made, such payments shall be applied one-half to Lessee's accounts receivable and one-half to Lessor's accounts receivable. Lessor shall cooperate with Lessee in Lessee's collection of its pre-Closing accounts receivable. Lessor shall have no liability for uncollectible receivables and shall not be obligated to bear any expense as a result of such activities on behalf of Lessee. Subject to the provisions of Article 24 hereof, Lessor shall remit to Lessee or its assignee those portions of any payments received by Lessor which are specifically designated as repayment or reimbursement received by Lessor arising out of cost reports filed for the cost reporting periods ending prior to the Closing Date.

    33.7 With respect to residents in the Demised Premises on the Closing Date, Lessor and Lessee agree as follows:

        (a) With respect to Medicare and Medicaid residents, Lessor and Lessee agree that payment for in-house residents covered by Medicare or Medicaid on the Closing Date will, under current regulations, be paid by Medicare or Medicaid directly to Lessee for services rendered at the Demised Premises prior to the Closing Date allocated on the per diem basis. Said payments shall be the sole responsibility of Lessee and, except as provided in
    Section 33.7(b) below, Lessor shall in no way be liable therefor. After the Closing Date, Lessor and Lessee shall each have the right to review supporting books, records and documentation that are in the possession of the other relating to Medicaid or Medicare payments.

        (b) If, following the Closing Date, Lessor receives payment from any state or federal agency or third-party payor which represents reimbursement with respect to services provided at the Demised Premises prior to the Closing Date, Lessor agrees that it shall remit such payments to Lessee. Payments by Lessor to Lessee shall be accompanied by a copy of the appropriate remittance advice.

    33.8 In addition to the obligations required to be performed hereunder by Lessee and Lessor at the Closing Date, Lessee and Lessor agree to perform such other acts, and to execute, acknowledge, and/or deliver subsequent to the Closing Date such other instruments, documents and materials, as the other may reasonably request in order to effectuate the consummation of the transaction contemplated herein. The obligations hereunder shall survive termination or expiration of the Lease.

    33.9 Lessee and Lessor each, for itself, its successors and assigns hereby indemnifies and agrees to defend and hold the other and its successors and assigns harmless from any and all claims, demands, obligations, losses, liabilities, damages, recoveries and deficiencies (including interest, penalties and reasonable attorney's fees, costs and expenses) (hereinafter collectively "the Claims") which any of them may suffer as a result of the breach by the other party in the performance of any of its commitments, covenants, or obligations under this Article 33. Lessee does further agree to indemnify, defend and hold harmless Lessor from any such Claims or with respect to any suits, arbitration proceedings, administrative actions or investigations which relate to the use by Lessee of the Demised Premises prior to the Closing Date or any liability which may arise from operation by Lessee of the Demised Premises as a nursing home

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prior to the Closing Date or any amounts recaptured under Title XIX based upon applicable Medicare/ Medicaid Recapture Regulations. Lessor does further agree to indemnify, defend and hold harmless Lessee from any such Claims or with respect to any suits, arbitration proceedings, administrative actions or investigations which relate to the ownership of the Demised Premises by Lessor or the use of the Demised Premises by Lessor or the operation by Lessor of the nursing home located thereon after the Closing Date. The rights of the parties under this paragraph are without prejudice to any other remedies not inconsistent herewith which the parties may have pursuant to the terms of this Lease, provided the rights of Lessee hereunder are subject to Section 22.1 hereof.

    33.10 Anything to the contrary contained in this Article 33 notwithstanding, in the event the termination of this Lease is due to a default by Lessee, none of the provisions of this Article 33 shall in any way limit, reduce, restrict or modify the rights granted to Lessor pursuant to Articles 21, 23, and 24 of this Lease. If the termination of this Lease is a result of an Event of Default, then to the extent any monies are due to Lessee pursuant to this Article 33, such sums shall be applied by Lessor to any damages suffered by Lessor as a result of Lessee's Event of Default.

                          ARTICLE XXXIV--MISCELLANEOUS

    34.1 Lessee, upon paying the fixed Rent, Additional Rent including Taxes and Assessments and all other charges herein provided, and upon observing and keeping the covenants, agreements, terms and conditions of this Lease on its part to be performed, shall lawfully and quietly hold, occupy and enjoy the Demised Premises during the Term of this Lease, and subject to its terms, without hindrance by Lessor or by any other person or persons claiming under Lessor.

    34.2 All payments to be made by the Lessee hereunder, whether or not designated as Rent, shall be deemed Additional Rent, so that in the event of a default of payment when due, the Lessor shall be entitled to all of the remedies available at law or equity, or under this Lease, for the nonpayment of Rent.

    34.3 It is understood and agreed that the granting of any consent by Lessor to Lessee to perform any act of Lessee requiring Lessor's consent under the terms of this Lease, or the failure on the part of Lessor to object to any such action taken by Lessee without Lessor's consent, shall not be deemed a waiver by Lessor of its rights to require such consent for any further similar act by Lessee, and Lessee hereby expressly covenants and warrants that as to all matters requiring Lessor's consent under the terms of this Lease, Lessee shall secure such consent for each and every happening of the event requiring such consent, and shall not claim any waiver on the part of Lessor of the requirement to secure such consent.

    34.4 Lessee and Lessor each represent to the other party that it did not deal with any broker in connection with this Lease, and hereby indemnifies the other party against the claims or demands of any broker claimed through a relationship with it.

    34.5 If an action shall be brought to recover any rental under this Lease, or for or on account of any breach of or to enforce or interpret any of the terms, covenants or conditions of this Lease, or for the recovery of possession of the Demised Premises, the prevailing party shall be entitled to recover from the other party, as part of the prevailing party's costs, reasonable attorney's fees, the amount of which shall be fixed by the court and shall be made a part of any judgment rendered.

    34.6 Should Lessee hold possession hereunder after the expiration of the Term this Lease with the consent of Lessor, Lessee shall become a tenant on a month-to-month basis upon all the terms, covenants and conditions herein specified, excepting however that Lessee shall pay Lessor a monthly rental, for the period of such month-to-month tenancy, in an amount equal to one hundred fifty percent (150%) the last rental specified.

    34.7 Any notice, or demand required to be given by either party to the other shall be in writing and shall be sent by (a) personal delivery, (b) expedited delivery service with proof of delivery, (c) United

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States registered/certified mail, return receipt requested or (d) prepaid telecopy, telegram, telex or fax, addressed to the other party hereto at the address set forth below:

     If to Lessor:    Idaho Associates, L.L.C.
                      c/o Karell Capital Ventures, Inc.
                      Suite 1901
                      Two North LaSalle Street
                      Chicago, Illinois 60602
                      Attention: Mr. Craig Bernfield
                      Telephone: (312) 855-0930
                      Fax No.: (312) 855-1684

     If to Lessee:    Sunrise Healthcare Corporation
                      101 Sun Lane N.E.
                      Albuquerque, New Mexico 87109
                      Attention: Mr. Andrew Turner
                      Telephone: (505) 821-3355
                      Fax No.: (505) 822-0747

or if written notification of a change of address has been sent, to such other party and/or to such other address as may be designated in that written notification. Any such notice or demand shall be deemed to have been given either at the time of personal delivery or in the case of service by mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of telecopy, telegram or telex, upon receipt.

    34.8 Upon demand by either party, Lessor and Lessee agree to execute and deliver a Memorandum of Lease in recordable form so that the same may be recorded by either party and the costs thereof shall be borne by the party requesting recordation of the Memorandum.

    34.9 Each party agrees any time, and from time to time, upon not less than ten (10) days prior written request from the other party, to execute, acknowledge and deliver to the other party a statement in writing, certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), the dates to which Rent has been paid, the amount of the Security Deposit held by Lessor, and whether the Lease is then in default or whether any events have occurred which, with the giving of notice or the passage of time, or both, could constitute a default hereunder, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective assignee, Mortgagee or purchaser of the fee interest in the Demised Premises or of this Lease.

    34.10 All of the provisions of this Lease shall be deemed and construed to be "conditions" and "covenants" as though the words specifically expressing or importing covenants and conditions were used in each separate provision hereof.

    34.11 Any reference herein to the termination of this Lease shall be deemed to include any termination thereof by expiration or pursuant to Articles referring to earlier termination.

    34.12 The headings and titles in this Lease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease, nor in any way affect this Lease.

    34.13 This Lease contains the entire agreement between the parties and any executory agreement hereafter made shall be ineffective to change, modify or discharge it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification or discharge is sought. This Lease cannot be changed orally or terminated orally.

    34.14 Except as otherwise herein expressly provided, the covenants, conditions and agreements in this Lease shall bind and inure to the benefit of the Lessor and Lessee and their respective successors and assigns.

    34.15 All nouns and pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons, firm or firms, corporation or corporations, entity or entities or any other thing or things may require.

    34.16 If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision shall be valid and be enforceable to the fullest extent permitted by law.

    34.17 In the event of any conveyance or other divestiture of title to the Demised Premises, the grantor or the person who is divested of title shall be entirely freed and relieved of all covenants and obligations thereafter accruing hereunder, and the grantee or the person who otherwise succeeds to title shall be deemed to have assumed the covenants and obligations of the grantor or the person who is divested of title thereafter accruing hereunder and shall then be the Lessor under this Lease. Notwithstanding anything to the contrary provided in this Lease, if Lessor or any successor in interest of Lessor shall be an individual, partnership, corporation, trust, tenant in common or Mortgagee, there shall be absolutely no personal liability on the part of any individual or member of Lessor or any stockholder, director, officer, employee, partner or trustee of Lessor with respect to the terms, covenants or conditions of this Lease, and Lessee shall look solely to the interest of Lessor in the Demised Premises for the satisfaction of each and every remedy which Lessee may have for the breach of this Lease; such exculpation from personal liability to be absolute and without any exception, whatsoever.

    34.18 The failure of either party to insist on strict performance of any of the covenants, agreements, terms, and conditions of this Lease or to exercise any option conferred herein in any one or more instances shall not be construed to be a waiver or relinquishment of any such covenant, agreement, term, condition or option and the same shall be and remain in full force and effect.

    34.19 This Lease may be executed in counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute but one and the same instrument.

    34.20 This Lease shall be governed by and construed in accordance with the laws of the State of Idaho.

    IN WITNESS WHEREOF, the parties hereto have caused this Lease to be signed by persons authorized so to do on behalf of each of them respectively the day and year just above written.

LESSOR:                                 LESSEE:

IDAHO ASSOCIATES, L.L.C.,               SUNRISE HEALTHCARE CORPORATION,
an Illinois limited liability company   a New Mexico corporation

By:                                     By:
      --------------------------------        --------------------------------
Its:                                    Its:
      --------------------------------        --------------------------------

                                   EXHIBIT A
                               LEGAL DESCRIPTION

Land in the City and County of Payette, Idaho, as follows:

    In W. F. MASTERS PLAT OF PAYETTE, as per Plat in Book 1, Page 18, Plat Records, Payette County, Idaho:

       In Block 13: Lots 1, 4, 5 and 6.

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                                   EXHIBIT B

    To be completed within thirty (30) days of Commencement Date

                                       29